Rainmaker Reports Second Quarter 2011 Financial Results
Campbell, Calif., August 11, 2011 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading global provider of B2B e-commerce solutions that drive online sales and renewal for products, subscriptions and training for clients and their channel partners, today reported financial results for its second quarter ended June 30, 2011.
Net revenue in the second quarter of 2011 was $9.1 million, a 3% sequential increase from net revenue in the preceding quarter of $8.8 million. Second quarter 2011 net revenue grew 10% year-over-year compared to adjusted net revenue of $8.3 million in the second quarter of 2010, which excludes revenue from discontinued client programs. See Exhibit A for a reconciliation of GAAP net revenue to adjusted net revenue.
Recent Business Highlights

•	Signed material agreement with global software client for B2B global sales

•	Signed new client for B2B e-commerce storefront for software downloads

•	Signed multiple additional new clients

•	Appointed former PayPal CTO, Chuck Geiger, to Board of Directors

•	Completed a $4 million registered direct common stock offering

•	Cash usage in the second quarter of 2011 declined 62% sequentially
Rainmaker CEO Michael Silton commented, “We are making substantial progress on many fronts. We reduced our cash usage by 62% in the second quarter and completed a $4 million common stock offering. Our cash balance now stands at approximately $12 million and our cash burn in the second quarter was just over $1 million. Based on our sales outlook, we believe we can achieve a return to positive cash flow within our current resources. We signed significant new business during the quarter and recently signed a material new agreement with a global software client and a new B2B e-commerce storefront. Our sales pipeline continues to grow and we remain focused on signing additional e-commerce clients that will contribute to accelerated revenue growth and margin improvement in 2012.”
Second quarter 2011 adjusted EBITDA, which excludes non-cash stock compensation expense, was negative $1.8 million, compared to negative $1.3 million in the preceding quarter. See Exhibit B for a reconciliation of GAAP net loss to EBITDA and adjusted EBITDA.
Gross margin in the second quarter of 2011 was 33%, compared to 35% in the preceding quarter.
Net loss for the second quarter of 2011 was $3.3 million, or a loss of $0.16 per share, compared to a net loss for the preceding quarter of $3.1 million, or a loss of $0.15 per share.
Second quarter 2011 non-GAAP net loss, which excludes stock-based compensation expense of $433,000, amortization of intangible assets from acquisitions of $93,000 and a $25,000 favorable change in fair value of warrant liability, was $2.8 million, or a loss of $0.13 per share, compared to a non-GAAP net loss for the preceding quarter of $2.3 million, or a loss of $0.11 per share, which excludes stock-based compensation expense of $625,000, amortization of intangible assets from acquisitions of $117,000, charges relating to facility closures of $99,000 and a $70,000 gain on fair value re-measurement. See Exhibit C for a reconciliation of GAAP net loss to non-GAAP net loss.
Total shares outstanding at June 30, 2011 were approximately 26.7 million common shares, which include approximately 1.9 million unvested restricted shares. In addition, Rainmaker had 700,000 unexercised options outstanding with a weighted average exercise price of approximately $1.98 per share and 1.6 million unexercised warrants outstanding with a weighted average exercise price of approximately $1.38.
Total cash and cash equivalents were $11.8 million at June 30, 2011, compared to $9.4 million at March 31, 2011. Net cash proceeds from the registered direct offering were approximately $3.5 million. Excluding the net cash proceeds from the equity offering, cash usage was $1.0 million in the second quarter of 2011, down from cash usage of $2.8 million in the first quarter of 2011.
Financial Guidance
Rainmaker is reiterating its fiscal year 2011 revenue guidance of approximately $40 million to $42 million, representing adjusted net revenue growth of 15% to 20% over 2010 adjusted net revenue.
Conference Call
Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its second quarter fiscal 2011 financial results. Those wishing to participate in the live call should dial (800) 762-8779 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call's conclusion by dialing (800) 406-7325 and entering 4457127 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investors section of Rainmaker's website at www.rainmakersystems.com. A webcast replay of the conference call will be available for one year on the Conference Calls/Events page of the Investors section at www.rainmakersystems.com.
Discussion of Non-GAAP Financial Measures
Rainmaker Systems' management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers adjusted net revenue, non-GAAP net loss and non-GAAP net loss per share, EBITDA and adjusted EBITDA, which excludes non-cash stock compensation expense from EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker's business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company's operating performance. These non-GAAP measures exclude certain revenues and expenses that management does not consider to be related to the Company's core operating performance.
Adjusted net revenue was $9.1 million for the second quarter of 2011, compared to $8.8 million in the preceding quarter and $8.3 million in the second quarter of 2010, which excludes revenue from discontinued client programs. See Exhibit A for a reconciliation of GAAP net revenue to adjusted net revenue.
EBITDA was negative $2.2 million for the second quarter of 2011. EBITDA consists of net loss excluding interest and other expense, income taxes, depreciation & amortization and certain other non-cash items. Provision for income taxes was $68,000 for the three months ended June 30, 2011. Non-cash charges for depreciation of property and equipment were $863,000 for the three months ended June 30, 2011. Non-cash charges for amortization of acquisition related intangibles were $93,000 for the three months ended June 30, 2011. Interest and other expense was $51,000 for the three months ended June 30, 2011. The change in fair value of warrant liability was $25,000 for the three months ended June 30, 2011 and related to a reduction in the fair value of the common stock warrant liability from the recent equity financing. Adjusted EBITDA was negative $1.8 million for the three months ended June 30, 2011 and adds back to EBITDA non-cash stock based compensation expense of $433,000 incurred in the second quarter of 2011. See Exhibit B for a reconciliation of GAAP net loss to EBITDA and adjusted EBITDA.
Non-GAAP net loss was $2.8 million for the second quarter of 2011 and consists of net loss excluding stock based compensation expense amortization of purchased intangible assets and change in fair value of warrant liability. Stock based compensation expense was $433,000 for the three months ended June 30, 2011 and represents the current quarter recognition of compensation expense related to stock options and restricted stock awards granted prior to and during the quarter. Amortization of intangible assets was $93,000 for the three months ended June 30, 2011. The change in fair value of warrant liability was $25,000 for the three months ended June 30, 2011 and related to a reduction in the fair value of the common stock warrant liability from the recent equity financing. See Exhibit C for a reconciliation of GAAP net loss to non-GAAP net loss.
Adjusted net revenue, non-GAAP net loss, non-GAAP net loss per share, EBITDA and adjusted EBITDA are supplemental measures of Rainmaker's performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents these non-GAAP measures because management considers them to be important supplemental measures of Rainmaker's operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker's past financial reports and also facilitates comparisons with other companies in Rainmaker's industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has used these non-GAAP measures when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company's core operating results and facilitates comparisons of the Company's core operating performance against prior periods and the Company's business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluation of the Company's ongoing core operations.

About Rainmaker
Rainmaker Systems, Inc. is a leading global provider of B2B e-commerce solutions that drive online sales and renewal for products, subscriptions and training for our clients and their channel partners. Rainmaker provides these solutions on a consistent, global basis supporting multiple payment methods, currencies and language capabilities. For more information, visit http://www.rainmakersystems.com or call 800-631-1545.
NOTE: Rainmaker Systems and the Rainmaker logo are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.
This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current difficult macro-economic environment and its impact on our business, as our clients are reducing their overall marketing spending and our clients' customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, and the financial condition of our clients' businesses, our ability to raise additional equity or debt financing, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.
CONTACT:

Timothy Burns	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(512) 949-6021	(323) 468-2300
timothy.burns@rmkr.com	rmkr@mkr-group.com
– Financial tables to follow –

RAINMAKER SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2011	December 31, 2010
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$11,831	$12,171
Restricted cash	10	88
Accounts receivable, less allowance for doubtful accounts of $85 at June 30, 2011 and $102 at December 31, 2010	6,387	6,889
Prepaid expenses and other current assets	1,087	1,087
Total current assets	19,315	20,235
Property and equipment, net	5,178	6,140
Intangible assets, net	224	432
Goodwill	5,323	5,269
Other non-current assets	771	833
Total assets	$30,811	$32,909
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,632	$6,706
Accrued compensation and benefits	1,407	1,168
Other accrued liabilities	2,793	2,792
Deferred revenue	2,037	2,820
Current portion of capital lease obligations	111	—
Current portion of notes payable	4,348	2,520
Total current liabilities	18,328	16,006
Deferred tax liability	434	384
Long-term deferred revenue	193	244
Common stock warrant liability	790	—
Other long-term liabilities	—	182
Capital lease obligations, less current portion	73	—
Notes payable, less current portion	—	1,834
Total liabilities	19,818	18,650
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 28,346,071 shares issued and 26,724,883 shares outstanding at June 30, 2011, and 24,750,009 shares issued and 23,275,199 shares outstanding at December 31, 2010	26	22
Additional paid-in capital	128,429	124,826
Accumulated deficit	(113,347)	(106,947)
Accumulated other comprehensive loss	(1,652)	(1,375)
Treasury stock, at cost, 1,621,188 shares at June 30, 2011 and 1,474,810 shares at December 31, 2010	(2,463)	(2,267)
Total stockholders’ equity	10,993	14,259
Total liabilities and stockholders’ equity	$30,811	$32,909

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net revenue	$9,092	$9,350	$17,881	$24,159
Cost of services	6,134	5,729	11,845	11,911
Gross margin	2,958	3,621	6,036	12,248
Operating expenses:
Sales and marketing	1,020	996	1,963	2,050
Technology and development	2,259	2,379	3,980	4,902
General and administrative	1,926	2,561	4,258	5,167
Depreciation and amortization	956	1,128	2,105	2,267
Gain on fair value re-measurement	—	—	(70)	—
Total operating expenses	6,161	7,064	12,236	14,386
Operating loss	(3,203)	(3,443)	(6,200)	(2,138)
Change in fair value of warrant liability	(25)	—	(25)	—
Interest and other expense, net	51	91	88	905
Loss before income tax expense	(3,229)	(3,534)	(6,263)	(3,043)
Income tax expense	68	48	137	144
Net loss	$(3,297)	$(3,582)	$(6,400)	$(3,187)
Basic and diluted net loss per share	$(0.16)	$(0.18)	$(0.30)	$(0.16)
Weighted average common shares
Basic and diluted	21,251	20,331	21,099	20,154

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2011	2010
Operating activities:
Net loss	$(6,400)	$(3,187)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	1,895	1,881
Amortization of intangible assets	210	386
Gain on fair value re-measurement	(70)	—
Change in fair value of warrant liability	(25)	—
Stock-based compensation expense	1,058	1,513
Provision (credit) for allowances for doubtful accounts	12	(68)
Writedown of investment	—	740
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	471	1,751
Prepaid expenses and other assets	(241)	399
Accounts payable	1,011	(1,745)
Accrued compensation and benefits	144	(78)
Other accrued liabilities	(156)	278
Income tax payable	(5)	(259)
Deferred tax liability	49	75
Deferred revenue	(837)	6
Net cash provided by (used in) operating activities	(2,884)	1,692
Investing activities:
Purchases of property and equipment	(886)	(2,077)
Restricted cash, net	78	(6)
Acquisition of business, net of cash acquired	—	(492)
Repayment of note receivable	—	1,250
Net cash used in investing activities	(808)	(1,325)
Financing activities:
Proceeds from issuance of common stock from offering	3,471	—
Proceeds from issuance of common stock from option exercises	12	2
Proceeds from borrowings	417	1,700
Repayment of borrowings	(448)	(1,232)
Net proceeds of overdraft facility	18	—
Proceeds from capital lease obligations	216	—
Repayment of capital lease obligations	(41)	(240)
Tax payments in connection with treasury stock surrendered	(196)	(247)
Purchases of treasury stock	—	(73)
Net cash provided by (used in) financing activities	3,449	(90)
Effect of exchange rate changes on cash	(97)	32
Net increase (decrease) in cash and cash equivalents	(340)	309
Cash and cash equivalents at beginning of period	12,171	15,129
Cash and cash equivalents at end of period	$11,831	$15,438
Supplemental disclosures of cash flow information:
Cash paid for interest	$111	$124
Cash paid for income taxes	$103	$312
Supplemental disclosures of non-cash investing and financing activities:
Common stock issued in acquisitions	$—	$701
Notes payable issued in acquisitions	$—	$321
Common stock warrants issued	$815	$—

RAINMAKER SYSTEMS, INC.
EXHIBIT A
RECONCILIATION OF GAAP NET REVENUE TO ADJUSTED NET REVENUE (1)
(In thousands)
(Unaudited)

	Three months ended
	June 30, 2011	March 31, 2011	June 30, 2010
Net revenue - GAAP basis	$9,092	$8,789	$9,350
Discontinued client revenue (2)	—	—	(1,066)
Adjusted net revenue – Non-GAAP basis	9,092	8,789	8,284
 _______________________________
(1)    To supplement our financial results presented on a GAAP basis, we use adjusted net revenue, which excludes revenue from discontinued programs. We believe adjusted net revenue provides useful information to investors regarding the performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Adjusted net revenue is not meant to be considered in isolation or as a substitute for GAAP net revenue, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)    We have excluded revenue from client programs that were discontinued during 2010 and 2009.

RAINMAKER SYSTEMS, INC.
EXHIBIT B
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (1)
(In thousands)
(Unaudited)

	Three months ended
	June 30, 2011	March 31, 2011
Net loss	$(3,297)	$(3,103)
Add:
Provision for income taxes	68	69
Depreciation of property and equipment	863	1,032
Amortization of intangible assets	93	117
Gain on fair value re-measurement	—	(70)
Change in fair value of warrant liability	(25)	—
Interest and other expense, net	51	37
	1,050	1,185

EBITDA – Non-GAAP basis	$(2,247)	$(1,918)
Add:
Stock based compensation	433	625

Adjusted EBITDA – Non-GAAP basis	$(1,814)	$(1,293)

 _______________________________
(1)    To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses, and adjusted EBITDA, which excludes stock based compensation from EBITDA. We believe EBITDA and adjusted EBITDA provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA and adjusted EBITDA are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA and adjusted EBITDA internally to manage our business and make operating decisions.

RAINMAKER SYSTEMS, INC.
EXHIBIT C
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS (1)
(In thousands, except per share)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Net loss - GAAP basis	$(3,297)	$(3,582)	$(6,400)	$(3,187)
Stock compensation adjustments (2):
Cost of services	24	38	59	90
Sales and marketing	53	58	86	130
Technology and development	44	79	97	180
General and administrative	312	561	816	1,113
Non-recurring contract buyout (3)	—	—	—	(4,650)
Net revenue adjustment (3)	—	(809)	—	(809)
Amortization of intangible assets (4)	93	185	210	386
Gain on fair value re-measurement (5)	—	—	(70)	—
Change in fair value of warrant liability (5)	(25)	—	(25)	—
Write-down of investment (6)	—	—	—	740
Facility closures (7)	—	—	99	—
Net loss – Non-GAAP basis	$(2,796)	$(3,470)	$(5,128)	$(6,007)

Diluted weighted average shares outstanding	21,251	20,331	21,099	20,154

Non-GAAP diluted net loss per share	$(0.13)	$(0.17)	$(0.24)	$(0.30)

____________________________________
(1) To supplement our financial results presented on a GAAP basis, we use non-GAAP net loss, which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation and non-recurring items. As we have completed several acquisitions since 2005, we believe non-GAAP net loss provides useful information to investors regarding the underlying business trends and performance of the Company's ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net loss is not meant to be considered in isolation or as a substitute for GAAP net loss, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2) We estimate the fair value of share based payment awards on the date of grant using an option-pricing model for option grants and our closing share price as reported on NASDAQ for restricted share grants. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. Stock-based compensation expenses will recur in future periods.
(3) During the first quarter of 2010, we received a one-time buyout of a client contract in the amount of $4.6 million, accounted for as revenue. This amount represented approximately six months of revenue under that contract, which the Company would have expected to earn during the period from the termination of the contract at the end of February 2010 through the end of the minimum term of the contract. In the second quarter of 2010, we recognized as revenue a one-time adjustment for non-continued programs in the amount of $809,000.
(4) We have excluded the effect of amortization of intangibles from our non-GAAP net loss. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.
(5) In the quarter ended March 31, 2011, we recorded a gain on fair value re-measurement of $70,000 related to a reduction in the accrued liability for the potential earnout from the acquisition of Optima. In the quarter ended June 30, 2011, we recorded a gain in fair value of the warrant liability of $25,000 related to a reduction in the common stock warrant liability from the equity financing.
(6) We have excluded the effect of a non-cash charge recognized in the first quarter of 2010 to write-down the carrying value of our minority equity investment of $740,000.
(7) In the quarter ended September 30, 2010, we decided to close our Montreal facility and took a charge related to the present value of the remaining lease payments net of the potential sublease proceeds. In the quarter ended March 31, 2011, we recorded a charge of $99,000, as we revised the estimated value of the remaining lease payments net of the potential sublease proceeds.